Exhibit 99.1
October 21, 2008
Dear Members,
Wow!! With all of the great building weather we have had this summer; construction at the plant has been progressing fast. Fagen has about 200 workers on site, and much of the processing area is now complete. The cement grain silos have been poured, along with the cement DDGS silos. The DDGS building is fully constructed at this time. The ethanol storage tanks are erected and will be painted in the near future.
The railroad bridge over the tracks is nearly completed. This bridge will provide a safe route over the rail line and trucks will not be delayed on either side of the tracks. The railroad track beds inside the plant are constructed, and the tracks are being laid this week and are expected to be 75% complete by the end of the month. The turn lanes off of Highway 24 have been installed and paved. We estimate that the driveway into the plant is 75% paved at this time. We plan to pave the rest of the roadways when all the underground wires and pipes are in place.
Hawkeye REC has been busy working on the electrical service for the plant, and we expect the work will be completed in the next few weeks. Construction on the administration building has commenced, with the basement walls poured and we plan to pour the exterior walls shortly. The natural gas pipeline project is in the final stages of acquiring the necessary land easements to complete the pipe line that will bring fuel to our plant. Pending approval from the Iowa Utilities Board, we expect construction on the pipeline to be completed by the first few weeks of November.
We have entered into agreements with VBV, LLC to market our ethanol and CHS, Inc. to market our DDGS. We expect both companies will provide us with great services. You may continue to view pictures of our construction progress by visiting our website at www.homelandenergysolutions.com.
The matching service on our website continues to operate, through which you may post a non-firm offer to buy or sell units of Homeland. Please note that we are prevented under securities laws from assisting you with these transactions, other than approving or disapproving of the transfer in accordance with our Operating Agreement. However, we are able to take your information and post your request to sell/buy stock on the website. Please contact Deanna at our office to post an offer to buy or sell units.
Thank you for your continued support and trust in Homeland Energy Solutions.
Respectfully,
Your Board of Directors

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”).
•	Changes in our business strategy, capital improvements or development plans;

•	Increases in construction costs or delays or difficulties in the construction of the plant, resulting in a delay of start-up of plant operations;

•	Changes in the market for ethanol and distillers grains; and

•	Overcapacity within the ethanol industry.
Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.